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                                                                   Exhibit 10.12

                                CREDIT AGREEMENT


         Credit agreement, effective as of the 1st day of September, 1994, among THE CLEVELAND INDIANS BASEBALL COMPANY LIMITED PARTNERSHIP, an Ohio limited partnership ("Baseball") and BALLPARK MANAGEMENT COMPANY, an Ohio corporation ("Management") (Ballpark and Management are hereinafter sometimes collectively called the "Borrowers"; individually, a "Borrower") and SOCIETY NATIONAL BANK, a national banking association (hereinafter sometimes called the "Bank").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrowers and Bank desire to contract for the establishment of a credit in the aggregate principal amount of Nine Million Dollars ($9,000,000.00), to be made available to the Borrowers, jointly and severally, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE 1. DEFINITIONS
                                        -----------

         As used in this Credit Agreement, the following terms shall have the following meanings:

         "ADJUSTED LIBOR" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR rate by (ii) 1.00 minus the Reserve Percentage.

         "BANKING DAY" shall mean a day on which the main office of Bank is open for the transaction of business.

         "COMMITMENT" shall mean the obligation hereunder of Bank to make loans up to an aggregate principal amount of $9,000,000.00 during calendar months March through November, inclusive, in each year and $2,000,000.00 in the months of December, January and February of each year, during the Commitment Period (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "COMMITMENT PERIOD" shall mean the period from September 1, 1994 to August 31, 1996.

         "DEBT" shall mean, collectively, all indebtedness incurred by Borrowers or either Borrower to Bank pursuant to this Credit Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the commitment fees and any prepayment premium payable hereunder.



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         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EXPIRATION DATE" shall mean August 31, 1996.

         "GUARANTOR" shall mean Richard E. Jacobs, individually, and The David
H. Jacobs Trust under the Declaration of Trust dated August 24, 1987, Richard E. Jacobs, Trustee.

         "INTEREST ADJUSTMENT DATE" shall mean the last day of each Interest Period.

         "INTEREST PERIOD" shall mean a period of 1, 3 or 6 months (as selected by the Borrower) commencing on the applicable borrowing date of each LIBOR Loan and on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment or conversion rights as provided in Sections 2.1B and 3.5 hereof or maturity of LIBOR Loans as provided in Section 2.1A or 2.1B hereof, such period shall be shortened to end on such date. If the Borrowers fail to select a new Interest Period with respect to an outstanding LIBOR Loan at least three (3) London banking days prior to any Interest Adjustment Date, the Borrowers shall be deemed to have selected an Interest Period of the same duration as the immediately preceding Interest Period (subject to the proviso of the preceding sentence). With respect only to that portion of the LIBOR Loans (as described in Section 2.1B hereof) during the term loan period which represents a mandatory quarter-annual installment of principal, the Borrowers may not select an Interest Period the maturity of which would extend beyond the due date of such installment payment without becoming subject to the provisions of Section 2.4 hereof.

         "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the LIBOR Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Bank by prime banks in any Eurodollar market reasonably selected by the Reference Bank, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two (2) London banking days prior to the beginning of the relevant Interest Period pertaining to a LIBOR Loan hereunder.

         "LIBOR LOANS" shall mean those loans described in Sections 2.1A and 2.1B hereof on which the Borrowers shall pay interest at a rate based on LIBOR.

         "LONDON BANKING DAY" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

         "NOTE" or "NOTES" shall mean a note or notes executed and delivered pursuant to Sections 2.1A and 2.1B hereof.




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         "POSSIBLE DEFAULT" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any event of default referred to in
Article VII hereof and which has not been appropriately waived by Bank in writing or fully corrected prior to becoming an actual event of default.

         "PRIME RATE" shall mean the interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

         "PRIME RATE LOANS" shall mean those loans described in Sections 2.1A and 2.1B hereof on which the Borrowers shall pay interest at a rate based on the Prime Rate.

         "REFERENCE BANK" shall mean the Cayman Islands branch office of Society National Bank.

         "RELATED WRITING" shall mean any Note, assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by a Borrower or any of its respective officers or representatives to Bank pursuant to or otherwise in connection with this Credit Agreement.

         "RESERVE PERCENTAGE" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities". The Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "REVOLVING CREDIT NOTE" shall mean a note executed and delivered pursuant to Section 2.1A hereof in the form of Exhibit A attached hereto.

         "TERM LOAN NOTE" shall mean a note executed and delivered pursuant to
Section 2.1B hereof in the form of Exhibit B attached hereto.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by generally accepted accounting principles not inconsistent with Borrowers' present accounting procedures.

         The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.





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                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and provisions of this Credit Agreement, Bank shall grant loans to the Borrowers, jointly and severally, in such aggregate amount as the Borrowers shall request; provided, however, that in no event shall the aggregate principal amount of all loans outstanding under this Credit Agreement during the Commitment Period be in excess of Nine Million Dollars ($9,000,000.00) during the period of March through November 30, inclusive, in each year or Two Million Dollars ($2,000,000.00) during the period of December 1 through February 28 of the next succeeding year, inclusive.

The aforementioned loans may be made as a revolving credit and as a term loan, as follows:

         A. REVOLVING CREDIT. Subject to the terms and conditions of this Credit Agreement, during the Commitment Period, Bank will make a loan or loans to the Borrowers, jointly and severally, in such amount or amounts as the Borrowers may from time to time request but not exceeding in aggregate principal amount at any one time outstanding hereunder the Commitment of Bank. The Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow hereunder up to the Commitment by means of any combination of (i) Prime Rate Loans maturing on the Expiration Date, or (ii) LIBOR Loans maturing on the Expiration Date, it being understood that any LIBOR Loan obtained under this Section 2.1A shall be in the aggregate principal sum of Five Hundred Thousand Dollars ($500,000.00) or any integral multiple thereof the Borrowers shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, payable on the first day of each month of each year and at the maturity thereof, commencing October 1, 1994, at a rate per annum which shall be the Prime Rate from time to time in effect. Any change in such Prime Rate shall be effective immediately from and after such change in the Prime Rate. The Borrowers shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) at a fixed rate for each Interest Period on the unpaid principal amount of LIBOR Loans outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period [provided that if an Interest Period exceeds three months, the interest must be paid every three months from the beginning of such Interest Period], at the rate per annum of one and three-quarters percent (1-3/4%) in excess of Adjusted LIBOR, fixed in advance of each Interest Period as herein provided for each such Interest Period. At the request of the Borrowers, the Bank shall convert Prime Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date applicable to the LIBOR Loan. The obligation of the Borrowers to repay both the Prime Rate Loans and the LIBOR Loans made by Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of the Borrowers substantially in the form of Exhibit A hereto, with appropriate

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                  insertions, dated the date of this Credit Agreement
                  and payable to the order of Bank on the Expiration Date, in the principal amount of the Commitment, or, if less, the aggregate unpaid principal amount of revolving credit loans made hereunder by Bank. The principal amount of the Prime Rate Loans and the LIBOR Loans made by Bank and all prepayments thereof and the applicable dates with respect thereto shall be recorded by Bank from time to time on the records of the Bank by such method as Bank may generally employ; PROVIDED, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under such Note. The aggregate unpaid amount of Prime Rate Loans and LIBOR Loans set forth on the records of the Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Revolving Credit Note. If the Revolving Credit Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, the principal thereof and the unpaid interest thereon shall bear interest, until paid, for Prime Rate Loans at a rate per annum which shall be two percent (2 %) in excess of the Prime Rate from time to time in effect and for LIBOR Loans at a rate per annum three and three-quarters percent (3 3/4%) in excess of Adjusted LIBOR for the relevant Interest Period. Subject to the provisions of this Credit Agreement the Borrowers shall be entitled under this Paragraph A to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time. On November 30 of each year Borrowers shall pay to Bank the amount necessary to reduce the aggregate principal amount of the loans to $2,000,000.00 in principal amount. The outstanding principal amount of loans under this subparagraph 2.1(A) shall be reduced to zero for a period of thirty (30) consecutive days in each of 1995 and 1996.

         B. TERM LOAN. Subject to the terms and conditions of this Credit Agreement. on the Expiration Date, Bank will make a four (4) year term loan to the Borrowers, jointly and severally, in an amount equal to the principal amount of all revolving credit loans outstanding under Paragraph A on such date. The Borrowers shall notify Bank at the time of the request whether the four (4) year term loan will be a Prime Rate Loan or a LIBOR Loan. The term loan must be either a Prime Rate Loan or a LIBOR Loan, and may not be a mixture of a Prime Rate Loan and a LIBOR Loan; but Bank, at the request of the Borrowers, shall convert a Prime Rate Loan to a LIBOR Loan at any time and shall convert a LIBOR Loan to a Prime Rate Loan on any Interest Adjustment Date applicable to the LIBOR Loan. If the Borrowers' shall fail to select a Prime Rate Loan or a LIBOR Rate Loan, the Borrowers shall be deemed to have selected a Prime Rate Loan. If the loan is a Prime Rate Loan, the Borrower shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, payable on the first day of each month of each year and at the maturity thereof, commencing the first such date from the date of the promissory note evidencing such term loan, at the Prime Rate per annum. Any change in such rate resulting


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                  from a change in the Prime Rate shall be effective immediately from and after such change in the Prime Rate. If the loan is a LIBOR Loan, the Borrowers shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) at a fixed rate for each Interest Period on the unpaid principal amount of the LIBOR Loan outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period [provided that if an Interest Period exceeds three months, the interest must be paid ever-y three months, commencing three months from the beginning of such Interest Period], at one and three-quarters percent (1 3/4%) in excess of Adjusted LIBOR per annum, fixed in advance of each Interest Period as herein provided for each such Interest Period. The obligation of Borrowers to repay any Prime Rate Loan or LIBOR Loan made by Bank pursuant to this Section 2.1B and to pay interest thereon shall be evidenced by a Term Loan Note of the Borrowers substantially in the form in of Exhibit B hereto, with appropriate insertions, dated the date of the first borrowing hereunder and payable to the order of Bank in the principal amount of its Commitment, or, if less, the unpaid principal amount of any loan made hereunder by Bank, in forty-eight (48) equal consecutive monthly principal installments, commencing the first day of the first month after the date thereof. The principal amount of any Prime Rate Loan or LIBOR Loan made by Bank and all prepayments thereof and the applicable dates with respect thereto shall be recorded by Bank from time to time on the records of the Bank by such method as Bank may generally employ; PROVIDED, however, that failure to make any such entry shall in no way detract from the Borrower's obligations under this Note. the unpaid amount of any Prime Rate Loan or LIBOR Loan set forth on the records of the Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Term Loan Note. If such Term Loan Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity therein contained, the principal thereto and the unpaid interest thereon shall bear interest, until paid, for a Prime Rate Loan at a rate per annum which shall be two percent (2%) in excess of the Prime Rate from time to time in effect and for a LIBOR Loan at a rate per annum which shall be three and three-quarters percent (3 3/4%) in excess of Adjusted LIBOR for the relevant Interest Period. If at the time the borrowing shall be made under this sub-paragraph 2.1(B) there shall.be outstanding any Revolving Credit Note issued under sub-paragraph 2.1(A) hereof, then the proceeds of the term loan made under this sub-paragraph 2.1(B) shall be applied in full or to the extent necessary, as the case may be, to the payment in full of the principal of and interest on the Revolving Credit Note issued under sub-paragraph 2.1(A). The next preceding sentence shall constitute an authorization and direction by the Borrowers to Bank to so apply the proceeds of such term loan so made by Bank under this Paragraph B to the payment in full of the principal of and interest on any Revolving Credit Note issued under subparagraph 2.1(A) hereof.



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         SECTION 2.2. CONDITIONS TO LOANS. The obligation of Bank to make the loans hereunder is conditioned, in the case of each borrowing hereunder, upon
(i) receipt by the Bank of two (2) Banking Days' notice from the Borrowers of the proposed date and aggregate amount of the borrowing of any Prime Rate Loans and three (3) London banking days' notice from the Borrowers of the proposed date, aggregate amount and initial Interest Period of any LIBOR Loans; (ii) the fact that no Possible Default shall then exist or immediately after the loan would exist; and (iii) the fact that the representations and warranties contained in Article V hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such borrowing except to the extent that any thereof expressly relate to an earlier date. Each borrowing by the Borrowers hereunder shall be deemed to be a representation and warranty by the Borrowers as of the date of such borrowing as to the facts specified in (ii) and (iii) above.

         SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment fees shall be made to Bank in immediately available funds. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Banking Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT. The Borrowers shall have the right at any time or from time to time, upon two (2) Banking Days' prior written notice to Bank in the case of Prime Rate Loans, without the payment of any premium or penalty, or four (4) London banking days' prior written notice in the case of LIBOR Loans (subject to the payment of a prepayment penalty as hereinafter described in this Section 2.4), to prepay all or any part of the principal amount of the Note then outstanding as designated by the Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment. In any case of prepayment of any LIBOR Loans, the Borrowers agree that if Adjusted LIBOR as determined as of 11:00 a.m. London time two London banking days prior to the date of prepayment of any LIBOR Loans (hereinafter, "Prepayment LIBOR") shall be lower than the last Adjusted LIBOR previously determined for those LIBOR Loans with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then the Borrowers shall, upon written notice by Bank, promptly pay to Bank in immediately available funds, a prepayment penalty measured by a rate (the "Prepayment Penalty Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR, Bank shall apply a rate equal to Adjusted LIBOR for a deposit approximately equal to the amount of such prepayment which would be applicable to an Interest Period commencing on the date of such prepayment and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such prepayment is to be made. The Prepayment Penalty Rate shall be applied to all or such part of the principal amounts of the applicable Note as related to the LIBOR Loans to be prepaid, and the prepayment penalty shall be computed for the period commencing with the date on which such prepayment is to be made to that date

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which coincides with the last day of the Interest Period previously established when the LIBOR Loans, which are to be prepaid, were made. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less Five Hundred Thousand Dollars ($500,000.00). In the event the Borrowers cancel a proposed LIBOR Loan subsequent to the delivery to Bank of the proposed date, aggregate amount and initial Interest Period of such loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment penalty. Each prepayment of the Note evidencing the term loan shall be applied to the principal installments thereof in the inverse order of their respective maturities. Any payment made in connection with the reduction of the commitment from $9,000,000.00 to $2,000,000.00 on November 30 of each year, as provided in sub-paragraph 2.1(A) shall be deemed to be a prepayment of any LIBOR Loan then outstanding for an Interest Period extending past November 30.

         SECTION 2.5. COMMITMENT FEES; TERMINATION OR REDUCTION OF COMMITMENTS. Borrower agrees to pay to Bank as a consideration for its Commitment hereunder, a commitment fee calculated at the rate of one-quarter percent (1/4 %) per annum (based on a year having 360 days and calculated for the actual number of days elapsed) from the date hereof to and including August 31, 1996, on the average daily unborrowed amount of Bank's Commitment hereunder, payable on January 1, 1995, and quarter-annually thereafter. Borrower may at any time or from time to time terminate in whole or ratably in part the Commitment of Bank hereunder to an amount not less than the aggregate principal amount of the loans then outstanding, by giving Bank not less than two (2) Banking Days' notice, provided that any such partial termination shall be in an amount of $500,000.00 or any integral multiple thereof. After each such termination, the commitment fees payable hereunder shall be calculated upon the Commitment of Bank as so reduced. If the Borrowers terminate in whole the Commitment of Bank, on the effective date of such termination (the Borrowers having prepaid in full the unpaid principal balance, if any, of the Note then outstanding together with all interest (if any) and commitment fees accrued and unpaid) the Note then outstanding shall be marked "Canceled" and delivered to the Borrowers. Any partial reduction in the Commitment of Bank shall be effective during the remainder of the Commitment Period.


           ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS
                        ---------------------------------------------

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by Bank with respect to such LIBOR Loans, then upon

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demand by Bank the Borrowers shall pay to Bank from time to time on Interest
Adjustment Dates with respect to such loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify Bank for such increased cost or reduced amount, assuming (which assumption Bank need not corroborate) such additional cost or reduced amount were allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Credit Agreement, after any such demand for compensation by Bank, Borrowers, upon at least three
(3) Banking Days' prior written notice to Bank, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof. Bank will notify Borrowers as promptly as practicable of the existence of any event which will likely require the payment by Borrowers of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, Bank shall, with respect to this Credit Agreement or any transaction under this Credit Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of Bank) and if any such measures or any other similar measure shall result in an increase in the cost to Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by Bank in respect thereof, then Bank shall promptly notify the Borrowers stating the reasons therefor. The Borrowers shall thereafter pay to Bank upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as will fully compensate Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If Bank receives such additional consideration from the Borrowers pursuant to this Section 3.2, Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse the Borrowers to the extent, but only to the extent, that Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental, charges (including any taxes imposed on or measured by the total net income of Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to Bank. If, at the time any audit of Bank's income tax return is completed, Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Borrowers as aforesaid, the Borrowers, upon demand of Bank, will promptly pay to Bank the amount so refunded to which Bank was not so entitled, or the amount by which the net income taxes of Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Credit Agreement, after any such demand for compensation by Bank, Borrowers, upon at least three (3) Banking Days' prior written notice to Bank, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loans, in the event that Bank shaft have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loans are not available to the Reference Bank in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, Bank shall promptly give notice of such determination to the Borrower and (i) any notice of new LIBOR Loans previously given by the Borrowers and not yet borrowed shall be deemed a notice to make Prime Rate Loans, and (ii) the Borrowers shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, the Borrower hereby agrees to indemnify Bank against any loss or expense which Bank may sustain or incur as a consequence of any default by the Borrowers in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for Bank to fund any LIBOR Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the Commitment of Bank to fund LIBOR Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and Bank shall by written notice to the Borrowers declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and Bank shall similarly notify the Borrowers. If any such change shall make it unlawful for Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, Bank shall, upon the happening of such event, notify the Borrowers thereof in writing stating the reasons therefor, and the Borrowers shall, on the earlier of
(i) the last day of the then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Prime Rate Loans or prepay all LIBOR Loans to Bank in full. Any such prepayment or conversion shall be subject to the prepayment penalties prescribed in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.


                              ARTICLE IV. COVENANTS
                                          ---------

         Borrowers agree that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments due hereunder shall have been paid in full, Borrowers will each perform and observe all of the following provisions, namely:

         SECTION 4.1. INSURANCE. Each Borrower will (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated, and (b) forthwith upon Bank's written request, furnish to Bank such information about any such company's insurance as Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Bank and certified by an officer of such company.

         SECTION 4.2. MONEY OBLIGATION. Each Borrower will pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which they may be or become liable or to which any or all of their properties may be or become subject, (b) all of their wage obligations to their employees in compliance with the Fair Labor Standards Act (29 U.S.C. ss.206-207) or any comparable provisions, and (c) all of their other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith) before such payment becomes overdue.

         SECTION 4.3. FINANCIAL STATEMENTS. Each Borrower will furnish to Bank

         (a) by March 1 of each year a cash flow projection of each Borrower, in form and detail satisfactory to the Bank;

         (b) within one hundred eighty (180) days after the end of each of its fiscal years, an annual audit report of each Borrower for that year in form and detail satisfactory to Bank and certified by an independent public accountant satisfactory to Bank, which report shall include a balance sheet, a profit and loss statement and an analysis of surplus, together with a certificate by the accountant setting forth the Possible Defaults coming to its attention during the course of its audit or, if none, a statement to that effect;

         (c) within one hundred eighty (180) days after the end of each year (and, in any event, in each case as soon as prepared) the annual audit of each of Richard E. Jacobs, the David H. Jacobs Trust, and the Richard E. Jacobs Group, all prepared in form and detail satisfactory to Bank; provided, however, that in the event Jacobs Properties, Inc. is established as a Real Estate Investment Trust (the "REIT"), the audited financial statements of the REIT shall be substituted for those of the Richard E. Jacobs Group; and

         (d) forthwith upon Bank's written request, such other information about the financial condition, properties and operations of either Borrower as Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Bank and certified by an officer of the company or companies in question.

         SECTION 4.4. FINANCIAL RECORDS. Each Borrower will at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles consistently applied, and at all reasonable times permit Bank to examine that company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 4.5. FRANCHISES. Each Borrower will preserve and maintain at all times its existence, rights and franchises.

         SECTION 4.6. LIENS. Neither Borrower will create, assume or suffer to exist any lien upon any of its property or assets whether now owned or hereafter acquired; PROVIDED that this Section shall not apply to the following:

         (i) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

         (ii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

         (iii) liens on property or assets of the Borrower existing on the date hereof,

         SECTION 4.7. REGULATIONS U AND X. Neither Borrower will take any action that would result in any non-compliance of the loans made hereunder with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 4.8. LOANS, ADVANCES AND INVESTMENTS. Neither Borrower will make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any person or entity, except that the Borrower may own, purchase, or acquire bankers acceptances or certificates of deposit in United States commercial banks (having capital resources in excess of One Billion Dollars ($1,000,000,000.00)), commercial paper rated P-1 or A-1, obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government, in each case due within one year from the date of purchase.

         SECTION 4.9. NOTICE. Each Borrower will cause its treasurer, or in his or her absence another officer designated by the treasurer, to promptly notify Bank whenever any Possible Default may occur hereunder or any other representation or warranty made in Article V hereof or elsewhere in this Credit Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.


                              ARTICLE V. WARRANTIES
                                         ----------

         Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate or written opinion of counsel furnished by Borrowers to Bank prior to the execution and delivery hereof, each Borrower represents and warrants as follows:

         SECTION 5.1. EXISTENCE. Each Borrower is duly organized, and validly existing, and is in good standing under the laws of the State of Ohio.

         SECTION 5.2. RIGHT TO ACT. No registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of this Credit Agreement and any Note issued pursuant to this Credit Agreement. Each Borrower has legal power and right to execute and deliver this Credit Agreement and any Note issued pursuant to this Credit Agreement and to perform and observe the provisions of this Credit Agreement and any Note issued pursuant hereto. By executing and delivering this Credit Agreement and any Note issued pursuant to this Credit Agreement and by performing and observing the provisions of this Credit Agreement and any Note issued pursuant hereto, neither Borrower will violate any existing provision of its articles of incorporation, code of regulations or by-laws or partnership agreement, as the case may be, or any applicable law or violate or otherwise become in default under any existing contract or other obligation binding upon such Borrower. The officer or general partner of Borrowers, as the case may be, executing and delivering this Credit Agreement on behalf of Borrowers have been duly authorized to do so, and this Credit Agreement and any Note, when executed, are legally binding upon Borrowers in every respect.

         SECTION 5.3. LITIGATION AND LIENS. No litigation or proceeding is pending or threatened which might, if successful, adversely affect either Borrower to a substantial extent. The Internal Revenue Service has not alleged any default by a Borrower in the payment of any tax or threatened to make any assessment in respect thereof.

         SECTION 5.4. SOLVENCY. Each Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Bank. Neither Borrower is insolvent as defined in any applicable state or federal statute, nor will either Borrower be rendered insolvent by the execution and delivery of this Credit Agreement or any Note to Bank. Neither Borrower is engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Bank incurred hereunder. Neither Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         SECTION 5.5. FINANCIAL STATEMENTS. Each Borrower's most current financial statements heretofore furnished to Bank are true and complete, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by such Borrower during Borrower's immediately preceding full fiscal year and fairly present Borrower's financial condition as of that date and the results of its operations for the interim period then ending. Since that date there has been no material adverse change in such Borrower's financial condition, properties or business nor any change in their accounting procedures.

         SECTION 5.6. REGULATIONS. Neither Borrower is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any loans hereunder (or any conversion thereof) nor the use of the proceeds of such loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.


                          ARTICLE VI. EVENTS OF DEFAULT
                                      -----------------

         Each of the following shall constitute an event of default hereunder:

         SECTION 6.1. PAYMENTS. If the principal of or interest on any Note or any commitment fee shall not be paid in full punctually when due and payable and shall remain unpaid for a period of ten (10) consecutive days.

         SECTION 6.2. COVENANTS. If either Borrower shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 6.1 hereof) contained or referred to in this Credit Agreement or any Related Writing that is on such Borrower's part to be complied with, and that Possible Default shall not have been fully corrected to Bank's full satisfaction within ten (10) days after the giving of written notice thereof to Borrowers by Bank that the specified Possible Default is to be remedied.

         SECTION 6.3. WARRANTIES. If any representation, warranty or statement made in or pursuant to this Credit Agreement or any Related Writing or any other material information furnished by a Borrower to Bank or any other holder of any Note, shall be false or erroneous in any material respect.

         SECTION 6.4. CROSS DEFAULT. If either Borrower defaults in the payment of principal or interest due and owing upon any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

         SECTION 6.5. SOLVENCY. If either Borrower or any Guarantor shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                       ARTICLE VII. REMEDIES UPON DEFAULT
                                    ---------------------

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 7.1. OPTIONAL DEFAULTS. If any event of default referred to in
Section 6.1, 6.2, 6.3 or 6.4 hereof shall occur, Bank, upon written notice to Borrowers, may

         (a) terminate the Commitment and the credit hereby established, if not theretofore terminated, and forthwith upon such election the obligations of Bank to make any further loan or loans hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of Borrowers' Debt to Bank (if it be not already due and payable), whereupon all of Borrowers' Debt to Bank shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrowers.

         SECTION 7.2. AUTOMATIC DEFAULTS. If any event of default referred to in
Section 6.5 hereof shall occur,

         (a) the Commitment and the credit hereby established shall automatically and forthwith terminate, if not theretofore terminated, and Bank thereafter shall be under no obligation to grant any further loan or loans hereunder, and

         (b) the principal of and interest on any Note, then outstanding, and all of Borrowers' aggregate Debt to Bank shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrowers.

         SECTION 7.3. OFFSETS. If there shall occur or exist any Possible Default referred to in Section 6.5 hereof or if the maturity of any Note is accelerated pursuant to Section 7.1 or 7.2 hereof, Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all debt then owing by Borrowers to Bank, whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Bank to or for the credit or account of Borrowers, all without notice to or demand upon Borrowers or any other person, all such notices and demands being hereby expressly waived by Borrowers.


                           ARTICLE VIII. MISCELLANEOUS
                                         -------------

         SECTION 8.1. INTERPRETATION. Each right, power or privilege specified or referred to in Article VII or elsewhere in this Credit Agreement or in any Related Writing is in addition to any other rights, powers or privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as Bank may deem expedient. It is of the essence to Bank's granting the financial accommodations contemplated by this Credit Agreement that Borrowers duly perform and observe every covenant, condition, restriction or agreement on its part to be compiled with under this Credit Agreement or any Related Writing and that every representation, warranty or certification made in or pursuant to this Credit Agreement be true and complete in every material respect. Bank in its discretion may from time to time grant Borrowers waivers and consents in respect of this Credit Agreement and the Related Writings, but no such waiver or consent shall bind Bank unless specifically granted in writing, which writing shall be strictly construed. The provisions of this Credit Agreement shall bind and benefit Borrowers and Bank and their respective successors and assigns including (without limitation) each subsequent holder, if any, of the Notes or any thereof; PROVIDED, that no subsequent holder of any Note shall by reason of acquiring that Note become obligated to make any loan hereunder and no successor to or assignee of Borrowers may borrow hereunder without Bank's written assent. The relationship between Borrowers and Bank with respect to this Credit Agreement, any Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and Bank has no fiduciary obligation toward Borrowers with respect to any such documents or the transactions contemplated thereby. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to different sections and subsections of this Credit Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof. This Credit Agreement and each Related Writing shall be interpreted in accordance with Ohio law and the respective rights and obligations of Bank and Borrower shall be governed by Ohio law, without regard to principles of conflict of laws.

         SECTION 8.2. NOTICE. A notice to or request of Borrowers shall be deemed to have been given or made hereunder when a writing to that effect shall have been delivered to an officer of Borrowers or forty-eight (48) hours after a writing to that effect shall have been deposited in the United States mail with postage prepaid by registered or certified mail to Borrowers or delivered to a telegraph company at the address set forth below (or to such other address as Borrowers may hereafter furnish to Bank in writing for that purpose). No other method of giving notice to or making a request of Borrowers is hereby precluded. Every notice required to be given to Bank pursuant to this Credit Agreement shall be delivered to Bank at its address set forth below or at such other address as Bank may furnish to Borrowers in writing for that purpose.

         SECTION 8.3. STAMP TAXES; COSTS OF COLLECTION. Borrowers agree to defend, indemnify and save harmless Bank from and against all documentary stamp taxes, if any, including any penalty or interest, levied on the Notes or any thereof, which agreement shall survive the payment of the Notes. Borrowers also agree to promptly reimburse Bank for all costs and expenses, including attorney's fees, incurred by Bank in connection with any restructurings of this Credit Agreement and any Related Writing and in connection with any collection proceedings as a result of nonpayment of any Debt as and when due and payable.

         SECTION 8.4. CAPITAL ADEQUACY. If Bank shall determine, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital (or on the capital of Bank's holding company) as a consequence of its obligations hereunder to a level below that which Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, the Borrower shall pay to Bank such additional amount or amounts as will compensate Bank (or its holding company) for such reduction. Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Bank, be otherwise disadvantageous to Bank. A certificate of Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods. Failure on the part of Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this section shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         SECTION 8.5. DEATH OF GUARANTOR. Notwithstanding anything in this Credit Agreement to the contrary, if Richard E. Jacobs shall become deceased, Bank may, upon written notice, suspend the Commitment and the credit hereby established and forthwith upon such election the obligations of Bank to make any further loan or loans hereunder immediately shall be suspended pending assumption as set forth below. The personal representative or trustee of Richard
E. Jacobs shall promptly, and in any event prior to any distribution of assets from the estate or trust (as the case may be), arrange for the agreement of the heirs, devisees and beneficiaries (and for appropriate court order in the case of an estate) not to receive any distribution of Richard E. Jacob's assets until an assumption as described below has been arranged. Prior to the earlier to occur of 120 days after the death or 60 days prior to the last day a claim may be properly filed against the estate or trust (as the case may be), the personal representative or trustee shall arrange for the assumption by the estate or trust (as the case may be) of full, direct and enforceable liability for the obligations of Richard E. Jacobs under that certain Guaranty by Richard E. Jacobs to the Bank dated of even date herewith (the "Guaranty") (which assumption shall be evidenced by documentation in form and substance satisfactory to Bank), which liability shall be direct, recourse liability for such obligations. If such assumption shall not be accomplished within the foregoing period of time, the Commitment shall be terminated and Bank may accelerate the maturity of any Note whereupon all of the principal of any Note and all interest thereon shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind.

         SECTION 8.6. ENTIRE AGREEMENT. This Credit Agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.


         SECTION 8.7. JURY TRIAL WAIVER. BORROWERS AND BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND BORROWERS ARISING OUT OF, IN CONNECTION WITH,

RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WARNING SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK' S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BANK AND BORROWERS.

Address: 25425 Center Ridge Road            THE CLEVELAND INDIANS BASEBALL
         Westlake, Ohio 44145               COMPANY LIMITED PARTNERSHIP

                                            CLEVELAND BASEBALL CORPORATION, its
                                            General Partner


                                            By: /s/ Richard E. Jacobs
                                                --------------------------------
                                                    Richard E. Jacobs, President


                                            BALLPARK MANAGEMENT COMPANY


                                            By: /s/ Richard E. Jacobs
                                                --------------------------------
                                                    Richard E. Jacobs, President


Address: 127 Public Square                           SOCIETY NATIONAL BANK
         Cleveland, Ohio 44114

                                            By: /s/ David C. Paisley
                                                --------------------------------
                                            Its: Vice President
                                                --------------------------------

                    AMENDMENT TO LOAN AGREEMENT ("AMENDMENT")
                    ---------------------------


         WHEREAS, THE CLEVELAND INDIANS BASEBALL COMPANY LIMITED PARTNERSHIP ("Baseball") and BALLPARK MANAGEMENT COMPANY ("Management") (Baseball and Management are hereinafter referred to collectively as the "Borrowers") and KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank) ("Bank") are parties to a certain Credit Agreement dated as of September 1, 1994 (the "Loan Agreement"); and

         WHEREAS, the Borrowers and Bank have agreed to amend the Loan
Agreement.

         NOW, THEREFORE, for valuable consideration received to their satisfaction, Company and Bank mutually agree as follows:

         1. The Definition of "Expiration Date" appearing in Article One of the Loan Agreement shall hereinafter be November 1, 1996.

         2. Except as otherwise specifically provided in this Amendment, the provisions of this Amendment shall be effective as of August 31, 1996.

         3. Except as amended hereby, all provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect.

         4. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, Borrowers and Bank have caused this Amendment to be executed by their duly authorized officers as of the 31st day of August, 1996.

THE CLEVELAND INDIANS BASEBALL              BALLPARK MANAGEMENT COMPANY
LIMITED PARTNERSHIP COMPANY

CLEVELAND BASEBALL CORPORATION              By: /s/ Richard E. Jacobs
its General Partner                             ------------------------------
                                                Richard E. Jacobs, President

By: /s/ Richard E. Jacobs
    ------------------------------
    Richard E. Jacobs, President

KEYBANK NATIONAL ASSOCIATION


By: /s/ illegible
   --------------------------------
Its: Vice President
    -------------------------------

                SECOND AMENDMENT TO LOAN AGREEMENT ("AMENDMENT")
                ----------------------------------

         WHEREAS, THE CLEVELAND INDIANS BASEBALL COMPANY LIMITED PARTNERSHIP ("Baseball") and BALLPARK MANAGEMENT COMPANY ("Management") (Baseball and Management are hereinafter referred to collectively as the "Borrowers") and KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank) ("Bank") are parties to a certain Credit Agreement dated as of September 1, 1994 (as amended by instrument dated as of August 31, 1996) (collectively, the "Loan Agreement"); and

         WHEREAS, the Borrowers and Bank have agreed to amend the Loan
Agreement.

         NOW, THEREFORE, for valuable consideration received to their satisfaction, Company and Bank mutually agree as follows:

         1. The Definition of "Expiration Date" appearing in Article One of the Loan Agreement shall hereinafter be November 1, 1998.

         2. Except as otherwise specifically provided in this Amendment, the provisions of this Amendment shall be effective as of October 31, 1996.

         3. The maturity date of the Revolving Credit Note (as described in Section 2.1A of the Agreement) shall hereinafter be November 1, 1998.

         4. Except as amended hereby, all provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect.

         5. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, Borrowers and Bank have caused this Amendment to be executed by their duly authorized officers as of the 31st day of October, 1996.

THE CLEVELAND INDIANS BASEBALL              BALLPARK MANAGEMENT COMPANY
LIMITED PARTNERSHIP COMPANY


CLEVELAND BASEBALL CORPORATION              By: /s/ Richard E. Jacobs
its General Partner                             ------------------------------
                                                Richard E. Jacobs, President

By: /s/ Richard E. Jacobs
    ------------------------------
    Richard E. Jacobs, President

KEYBANK NATIONAL ASSOCIATION


By: /s/ illegible
   --------------------------------
Its: Vice President
    -------------------------------



                                      -1-